UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 27, 2014
Date of Report (Date of earliest event reported)

IRELAND INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-50033	91-2147049
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

2360 West Horizon Ridge Parkway, Suite 100
Henderson, NV	89052
(Address of principal executive offices)	(Zip Code)

(702) 932-0353
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01          ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 27, 2014, Ireland Inc. (the “Company”) entered into a termination and mutual release agreement (the “Agreement”) with Sierra Mineral Management Inc. (“SMM”) terminating that Amended and Restated Option Agreement between the Company and SMM dated effective as of July 20, 2011 and regarding the Red Mountain Project (the “Option Agreement”).

Under the terms of the Agreement, the Company made a one-time cash payment to SMM for $50,000 and both parties mutually agreed to release and discharge each other from any past, present or future claims with respect to the Option Agreement, including a release by SMM of the Company’s obligation to keep the Red Mountain Project in good standing for 12 months following termination of the Option Agreement, and the Company’s obligation to make the monthly cash payment of $8,000 that was due for the month of August.

ITEM 1.02          TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

Also as more fully described in Item 1.01 of this report, on August 27, 2014, Ireland Inc. (the “Company”) entered into a termination and mutual release agreement (the “Agreement”) with Sierra Mineral Management Inc. (“SMM”) terminating that Amended and Restated Option Agreement between the Company and SMM dated effective as of July 20, 2011 and regarding the Red Mountain Project (the “Option Agreement”).

The Company decided to terminate the Option Agreement to allow the Company to reallocate certain funds originally budgeted for maintaining the Option Agreement in order to provide it with maximum flexibility in conducting its exploration activities at its Columbus Project. There were no early termination penalties incurred by the Company with respect to the termination of the Option Agreement.

SECTION 2 – FINANCIAL INFORMATION

ITEM 2.01          COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

Also as more fully described in Item 1.01 of this report, on August 27, 2014, Ireland Inc. (the “Company”) entered into a termination and mutual release agreement (the “Agreement”) with Sierra Mineral Management Inc. (“SMM”) terminating that Amended and Restated Option Agreement between the Company and SMM dated effective as of July 20, 2011 and regarding the Red Mountain Project (the “Option Agreement”).

As a result of the Agreement, the Company has abandoned its interest in the Red Mountain Project. The Red Mountain Project was a potential gold, silver and tungsten project that consisted of 100 unpatented placer federal mineral claims on BLM land covering approximately 13,729 acres, all located in San Bernardino County and Kern County, California.

Also on August 31, 2014, the Company elected to allow 198 mineral claims that previously formed part of its Columbus Project mineral property to lapse (the “Abandoned Claims”) by declining to pay the BLM maintenance fees for the Abandoned Claims. By allowing the Abandoned Claims to lapse, the Company expects to save approximately $212,000 per year in claim maintenance fees moving forward. The Abandoned Claims represented the eastern portion and the southern most portion of the Columbus Project as previously constituted. The Abandoned Claims were not a significant focus of the Company’s exploration efforts. The 2,000 acre area of interest that is the focus of the Company’s current exploration efforts, and includes the North and South Sand Zones, is located on what was previously the western side of the Columbus Project site. This area remains well within the boundaries of the claims retained by the Company. As currently constituted, the Columbus Project is comprised of 466 mineral claims covering approximately 23,418 acres, plus an additional 80 acres of private land, for a total of 23,498 acres.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

(d)          Exhibits

Exhibit Number	Description of Exhibit

10.1	Termination and Mutual Release Agreement dated August 27, 2014 between the Company and Sierra Mineral Management Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRELAND INC.
Date: September 3, 2014
	By:	/s/ David Z. Strickler

Name: David Z. Strickler

Title: Vice President Finance &
Administration